UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2002

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-9595	41-0907483
(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (952) 947-2000

N/A

(Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS.

On January 9, 2002, Best Buy Co., Inc. issued the attached two press releases in order to communicate, among other things, its fiscal December 2002 sales results, updated expectations for its fourth quarter fiscal 2002 financial results and initial guidance for its fiscal 2003 financial results.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

99.1

Press release issued by registrant on January 9, 2002. Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

99.2

Press release issued by registrant on January 9, 2002.  Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks.  Accordingly, no information in any of these internet addresses is included herein.

ITEM 9. REGULATION FD DISCLOSURE.

Pursuant to Regulation FD, information is being furnished with respect to a conference call for analysts, institutional investors and the news media with Best Buy Co., Inc. senior management on January 9, 2002, concerning its fiscal December 2002 sales results, updated expectations for its fourth quarter fiscal 2002 financial results and initial guidance for its fiscal 2003 financial results.

The conference call is available through a webcast at http://investor.bestbuy.com on the Audio Archive page.  The related two press releases issued January 9, 2002 are filed as exhibit numbers 99.1 and 99.2 to this Report.  Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: January 9, 2002	By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President – Finance, Treasurer and Chief Financial Officer